                                                                    EXHIBIT 99.4

               Letter to Stockholders Who Are Beneficial Owners


[MIDWAY LOGO]

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

          We are sending you this letter in connection with our offering to our stockholders of subscription rights to purchase our common stock (the "Rights Offering"). We have described the subscription rights and the Rights Offering in the enclosed Prospectus and evidenced the subscription rights by a Subscription Certificate registered in your name or the name of your nominee.

          We are asking you to contact your clients for whom you hold our common stock registered in your name or in the name of your nominee to obtain instructions with respect to the subscription rights. We have enclosed several copies of the following documents for you to use:

          1.   The Prospectus;

          2. The "Instructions for Use of Midway Airlines Corporation Subscription Certificates" (including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9);

          3. A form letter which may be sent to your clients for whose accounts you hold our common stock registered in your name or the name of your nominee;

          4. A Beneficial Owner Election Form, on which you may obtain your clients' instructions with regard to the subscription rights;

          5.   A Nominee Holder Certification Form;

          6. A Notice of Guaranteed Delivery for Subscription Certificates issued by Midway Airlines Corporation; and

          7. A return envelope addressed to First Union National Bank, the Subscription Agent.

          We request that you act promptly.

          You may obtain additional copies of the enclosed materials and may request assistance or information from Steven Westberg, Executive Vice President and General Manager of Midway Airlines Corporation, at (919) 595-6000.

                                      Very truly yours,


                                      MIDWAY AIRLINES CORPORATION

          You are not an agent of First Union National Bank, nor of any other person (including Midway Airlines Corporation) who is deemed to be making or who is making offers of our common stock in the Rights Offering, and you are not authorized to make any statements on their or our behalf, except for statements made in the Prospectus.

                                       2